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                                                                 EXHIBIT 10.12

                                       FORM OF

                                 INDEMNITY AGREEMENT


    AGREEMENT dated as of June 17, 1997 by and between FBP Acquisition Corp., Inc., a Delaware corporation (the "Corporation"), and the undersigned (the "Indemnitee").

                                       RECITALS

    The Indemnitee is a director and/or officer of the Corporation and/or an Affiliate Indemnitee (as hereafter defined). Both the Corporation and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers in today's environment.

    The Restated Certificate of Incorporation of the Corporation requires the Corporation to indemnify its directors and officers as currently provided therein, and the Indemnitee has been serving and continues to serve as a director and/or officer of the Corporation in part in reliance on such provision. The Restated Certificate of Incorporation of the Corporation permits the Corporation to purchase and maintain insurance or to furnish similar protection or make other arrangements (any such insurance, protection or arrangement, an "Indemnification Arrangement") on behalf of the Indemnitee against personal liability (including, but not limited to, providing for Advanced Amounts as hereafter defined), asserted against him or incurred by or on behalf of him in such capacity as a director or officer of the Corporation or as an Affiliate Indemnitee, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Agreement or under the Delaware General Corporation Law (the "DGCL"), as it may then be in effect.

    In part to provide the Indemnitee with specific contractual assurance of substantial protection against personal liability (regardless of, among other things, any amendment to or revocation of the aforementioned provisions of the Corporation's Restated Certificate of Incorporation or any change in the composition of the Corporation's Board of Directors or control of the Corporation), the Corporation desires to enter into this Agreement. DGCL
Section 145(f) expressly recognizes that the indemnification provisions of the DGCL are not exclusive of any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation or Bylaws of the Corporation, or an agreement providing for indemnification, or a resolution of stockholders or directors, or otherwise, and the Restated Certificate of Incorporation of the Corporation expressly recognizes that the indemnification provisions of the Restated Certificate of Incorporation of the Corporation shall be deemed exclusive of, and shall not affect, any other rights to which a person seeking indemnification may be entitled under any agreement, and this Agreement is being entered into pursuant to the Restated Certificate of Incorporation of the Corporation as permitted by the DGCL as authorized by the stockholders of the Corporation.

    In order to induce the Indemnitee to serve as a director and/or officer of the Corporation and in consideration of the Indemnitee's so serving, the Corporation desires to hold harmless and indemnify the Indemnitee and to make arrangements pursuant to which the Indemnitee may be

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advanced or reimbursed expenses incurred by the Indemnitee in certain proceedings, in every case to the fullest extent authorized or permitted by the DGCL or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which are adopted after the date hereof (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the DGCL or other applicable law permitted the Corporation to provide prior to such amendment).

    NOW THEREFORE, in consideration of the foregoing recitals and of the Indemnitee's continuing to serve the Corporation as a director and/or officer, the parties agree as follows:

    1. INDEMNIFICATION. To the fullest extent allowed by law, the Corporation shall hold harmless and indemnify the Indemnitee, his executors, administrators or assigns against any and all expenses, liabilities, and losses (including, without limitation, investigation expenses and expert witnesses' and attorneys' fees and expenses, judgment, penalties, fines, and amounts paid or to be paid in settlement) actually incurred by the Indemnitee (net of any related insurance proceeds or other amounts received by the Indemnitee or paid by or on behalf of the Corporation on the Indemnitee's behalf in compensation of such expenses, liabilities or losses), in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the Indemnitee is a party or is threatened to be made a party (a "Proceeding"), as a plaintiff, defendant, respondent or otherwise, based upon, arising from, relating to or by reason of the fact that the Indemnitee is, was, shall be or shall have been a director and/or officer of the Corporation or is or was serving, shall serve or shall have served as a director, officer, partner, trustee, fiduciary, employee or agent ("Affiliate Indemnitee") of another foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust, employee benefit plan, or other incorporated or unincorporated enterprise at the request of the Corporation or as a result of the Corporation merging with and into such an entity, including, without limitation, Falcon Building Products, Inc., a Delaware corporation (each, a "Company Affiliate"); provided, however, that, except as provided in Section 8(b) hereof, the Corporation shall indemnify the Indemnitee in connection with a Proceeding initiated by the Indemnitee only if such proceeding (or part thereof) was authorized by a majority vote of the Board of Directors. The Indemnitee shall be presumed to be entitled to such indemnification under this Agreement upon submission of a written claim pursuant to Section 3 hereof. Thereafter, the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled. Such presumption shall only be overcome by a judgment or other final adjudication after all appeals and all time for appeals has expired ("Final Determination") adverse to the Indemnitee establishing that his acts were committed in bad faith, or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the Indemnitee personally gained in fact a financial profit or other advantage to which he was not legally entitled. Neither the failure of the Corporation (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such Proceeding that indemnification of the Indemnitee is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, legal counsel, or its stockholders) that the Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable

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standard of conduct.  The purchase, establishment, or maintenance of any
Indemnification Arrangement shall not in any way diminish, restrict, limit or affect the rights and obligations of the Corporation or of the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Corporation and the Indemnitee shall not in any way diminish, restrict, limit or affect the Indemnitee's right to indemnification from the Corporation or any other party or parties under any other Indemnification Arrangement, the Certificate of Incorporation or Bylaws of the Corporation or the DGCL.

    2. INSURANCE. Subject only to the provisions of this Section 2, as long as the Indemnitee shall continue to serve as a director and/or officer of the Corporation (or shall continue at the request of the Corporation to serve as an Affiliate Indemnitee) and thereafter as long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was a director and/or officer of the Corporation (or served in any of said other capacities), the Corporation will, unless no such policies are available in any market, purchase and maintain in effect for the benefit of the Indemnitee one or more valid, binding, and enforceable policies (the "Insurance Policies") of directors' and officers' liability insurance ("D&O Insurance") providing adequate liability coverage for the Indemnitee's acts as a director and/or officer of the Corporation or as an Affiliate Indemnitee. The Corporation shall promptly notify the Indemnitee of any lapse, amendment or failure to renew said policy or policies or any provision thereof relating to the extent or nature of coverage provided thereunder. In the event the Corporation does not purchase and maintain in effect said policy or policies of D&O Insurance pursuant to the provisions of this Section 2, the Corporation shall, in addition to and not in limitation of the other rights granted the Indemnitee under this Agreement, hold harmless and indemnify the Indemnitee to the full extent of coverage which would otherwise have been provided for the benefit of the Indemnitee pursuant to the Insurance Policies.

    3. CLAIMS FOR PAYMENTS. The Indemnitee shall have the right to receive from the Corporation on demand, or at his option to have the Corporation pay promptly on his behalf, in advance of a Final Determination of a Proceeding all amounts payable by the Corporation pursuant to the terms of this Agreement as corresponding amounts are expended or incurred by the Indemnitee in connection with any Proceeding or otherwise expended or incurred by the Indemnitee (such amounts so expended or incurred being referred to as "Advanced Amounts.") In making any claim for payment by the Corporation of any amount, including any Advanced Amount, pursuant to this Agreement, the Indemnitee shall submit to the Corporation a written request for payment (a "Claim"), which includes a schedule setting forth in reasonable detail the dollar amount expended (or incurred or expected to be expended or incurred). Each item on such schedule shall be supported by the bill, agreement, or other documentation relating thereto, a copy of which shall be appended to the schedule as an exhibit.

    Where the Indemnitee is requesting Advanced Amounts, the Indemnitee must also provide an undertaking to repay such Advanced Amounts if a Final Determination is made that the Indemnitee is not entitled to indemnification hereunder.

    4. SECTION 16(b) LIABILITY. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation

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within the meaning of Section 16(b) of the Securities Exchange Act of 1934
and amendments thereto or similar provisions of any state statutory law or common law.

    5. CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation contained herein shall continue during the period the Indemnitee is a director and/or officer of the Corporation (or is serving at the request of the Corporation as an Affiliate Indemnitee) and shall continue thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was a director or officer of the Corporation or was serving as such an Affiliate Indemnitee.

    6. SUCCESSORS: BINDING AGREEMENT. This Agreement shall be binding on and shall inure to the benefit of and be enforceable by the Corporation's successors and assigns and by the Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributee, divisees, and legatees. The Corporation shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to the Corporation and to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession or assignment had taken place.

    7. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof, but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to the Indemnitee. With respect to any such
Proceeding:

    (i) The Corporation shall be entitled to participate therein at its own expense;
    (ii) Except with prior written consent of the Indemnitee, the Corporation shall not be entitled to assume the defense of any Proceeding; and
    (iii) The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's prior written consent.

The Indemnitee shall not settle any Proceeding with respect to which the Indemnitee has received indemnified amounts or Advanced Amounts without the Corporation's prior written consent, nor will the Indemnitee unreasonably withhold consent to any proposed settlement.

    8. ENFORCEMENT. (a) The Corporation has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce the Indemnitee to act as a director and/or officer of the Corporation or as an Affiliate Indemnitee, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.

         (b) In the event the Indemnitee has requested payment of any amount under this Agreement and has not received payment thereof within thirty (30) days of such request, the

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Indemnitee may bring any action to enforce rights or collect moneys due under this Agreement and if the Indemnitee is successful in such action, the Corporation shall reimburse the Indemnitee for all of the Indemnitee's fees and expenses in bringing and pursuing such action. The Indemnitee shall be entitled to the advancement of such amounts to the full extent contemplated by Section 3 hereof in connection with such Proceeding.

    9. SEPARABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever,
(i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any sections or subsections of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of any section or subsections of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the Indemnitee to the fullest enforceable extent.

    10. MISCELLANEOUS. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing signed by the Indemnitee and an officer of the Corporation designated by the Board of Directors. No waiver by either party at any time of any branch by the other party of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. The Indemnitee may bring an action seeking resolution of disputes or controversies arising under or in any way related to this Agreement in the state or federal court jurisdiction in which the Indemnitee resides or in which his place of business is located, and in any related appellate courts, and the Corporation consents to the jurisdiction of such courts and to such venue.

    11. NOTICES. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

         If to the Indemnitee:    To the address set forth below his
                                  signature

         If to the Corporation:   Falcon Building Products, Inc.
                                  Two North Riverside Plaza
                                  Suite 1100
                                  Chicago, IL 60606
                                  Attention: General Counsel

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or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

    12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

    13. EFFECTIVENESS. This Agreement shall be effective as of the day and year first above written.

    IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.


                                  Falcon Building Products, Inc.


                                  By:

                                  --------------------------------
                                  Name:   Gus J. Athas
                                  Title:  Executive Vice-President


                                  INDEMNITEE

                                  --------------------------------
                                  (Name)
                                  Address:





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